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                                                                    Exhibit 10.7

                         VESSEL CONSTRUCTION CONTRACT

                                BY AND BETWEEN

                        BUILDER: LEEVAC SHIPYARDS, INC.

                                      AND

                      OWNER:  HOLLYWOOD CASINO SHREVEPORT
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                               TABLE OF CONTENTS


ARTICLE 1 - DEFINITIONS                                              1

ARTICLE 2 - SCOPE                                                    4

ARTICLE 3 - DELIVERY                                                 7

ARTICLE 4 - PAYMENT                                                  8

ARTICLE 5 - CONSTRUCTION SCHEDULE                                   10

ARTICLE 6 - FORCE MAJEURE                                           10

ARTICLE 7 - LIQUIDATED DAMAGES AND BONUS PROVISIONS                 12

ARTICLE 8 - CHANGES IN SPECIFICATIONS AND CONTRACT DRAWINGS         12

ARTICLE 9 - RISKS AND INSURANCE                                     13

ARTICLE 10 - WARRANTY                                               18

ARTICLE 11 - DEFAULT AND TERMINATION                                20

ARTICLE 12 - APPLICABLE LAW                                         22

ARTICLE 13 - CONTRACT                                               22

ARTICLE 14 - INSPECTION, ACCESS, TESTS AND OFFICIAL CERTIFICATES    23

ARTICLE 15 - ASSIGNMENT; CONSTRUCTION FINANCING                     24

ARTICLE 16 - COMPLIANCE WITH REGULATIONS                            25

ARTICLE 17 - PATENTS                                                25

ARTICLE 18 - USE OF THE CONTRACT DRAWINGS AND SPECIFICATIONS        25

ARTICLE 19 - NOTICES AND COMMUNICATIONS                             26

ARTICLE 20 - TITLE                                                  26

ARTICLE 21 - INDEMNIFICATION                                        27

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ARTICLE 22 - DISPUTE RESOLUTION                                     28

ARTICLE 23 - GENERAL                                                29

LIST OF EXHIBITS

     Exhibit A - Certificate of Completion & Delivery (Form)
     Exhibit B - Schedule of Values Certificate (Form)
     Exhibit C - Change Order (Form)

LIST OF SCHEDULES

     Schedule 2.1   - Specifications and Contract Drawings
     Schedule 13.1  - Builder's Bid

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                          VESSEL CONSTRUCTION CONTRACT

This Agreement is made as of the 16th day of July, 1999 (hereinafter, "this Agreement"), between the Builder, Leevac Shipyards, Inc., a corporation organized and existing under and by virtue of the laws of the State of Louisiana (hereinafter, "Builder"), whose mailing address, is P. O. Box 1190, Highway 90 E., Jennings, LA 70546, and Owner, Hollywood Casino Shreveport, a general partnership organized and existing under and by virtue of the laws of the State of Louisiana (hereinafter "Owner"), whose mailing address is c/o HWCC-Louisiana, Inc., Two Galleria Tower, Suite 2200, 13455 Noel Road, LB 48, Dallas, TX 75240.

The project is the construction of the Vessel at the Shipyards and at Owner's facility in Shreveport, Louisiana. The price to be paid by Owner for the construction of the Vessel is THIRTY-FOUR MILLION, THREE HUNDRED EIGHTY-SIX THOUSAND ($34,386,000.00) DOLLARS as adjusted to reflect all agreed upon Change Orders executed in accordance with the provisions of this Agreement (the "Contract Sum").

The Vessel shall be assigned Builder's Hull Number 327.

The Builder and Owner agree as set forth below.



                                  WITNESSETH:

                            ARTICLE 1 - DEFINITIONS

1.1  Agreement - As defined in the Preamble.

     Application for Payment - As defined in Paragraph 4.1.

     Builder - As defined in the Preamble.

     Builder's Indemnitees - As defined in Paragraph 21.2.

     Certificate of Completion and Delivery - As defined in Paragraph 3.1.

     Change Order - As used herein, the term "Change Order" shall mean a written instrument prepared by the Builder and signed by the Owner and Builder, stating their agreement upon: (1) a change in the Work; (2) the amount of the adjustment in the Contract Sum, if any; and (3) the extent of the adjustment in the Contract Time and either of the Delivery Dates, if any.

     Commencement Notice - As defined in Paragraph 2.8.

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     Completed Vessel - As defined in Paragraph 3.1.

     Completion Date - As used herein "Completion Date" is October 2, 2000, assuming Owner issues the Commencement Notice on August 7, 1999. If Owner fails to issue the Commencement Notice on or before August 7, 1999, such date shall be extended by the number of days elapsing after August 7, 1999 through the date that the Commencement Notice is issued.

     Components - As used herein, the term "Components" shall mean all parts and components of the Vessel which are fabricated by Builder for the use of the construction of the Vessel, which will, when so used, form a part of the Vessel and the fabrication of which is commenced at any of the Shipyards.

     Construction Schedule - As defined in Paragraph 5.1.

     Contract - As defined in Paragraph 13.1.

     Contract Documents - As defined in Paragraph 13.1.

     Contract Time - As used herein, the term "Contract Time" is the time elapsed between execution of this Agreement and the date of issuance of the Delivery and Acceptance Certificate.

     Completed Vessel - As defined in Paragraph 3.1.

     Contract Sum - As defined in the Preamble.

     Cut-Off Date - As defined in Paragraph 4.1.

     Delivery and Acceptance - As defined in Paragraph 3.3.

     Delivery and Acceptance Certificate - As defined in Paragraph 3.3.

     Delivery Dates - As used herein, the term "Delivery Dates" are the
     combination of the Site   Delivery Date and the Completion Date.

     Down Payment - As defined in Paragraph 4.1.1.

     Extended Delivery Date - As defined in Paragraph 3.2.

     Final Inspection - As defined in Paragraph 3.3

     FF&E - As used herein, the term FF&E is furniture, fixtures and equipment.

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     Force Majeure - As defined in Paragraph 6.1.

     Good Shipbuilding Practices - As defined in Paragraph 2.6.

     Hull Number - As used herein, the term "Hull Number" means the number assigned to the Vessel by the Builder.

     Invoice Due Date - As defined in Paragraph 4.1.

     Louisiana Authorities - As used herein, the term "Louisiana Authorities" shall mean the Louisiana Gaming Control Board and the Louisiana State Police, Riverboat Gaming Division.

     Materials - As used herein, the term "Materials" shall mean all materials, all items of machinery, and all items of equipment, including any Owner furnished equipment, including but not limited to, engines and gears which are purchased or acquired for use in the construction of the Vessel which will, when so used, form a part of the Vessel and which have been delivered to any of the Shipyards.

     Modification - As defined in Paragraph 13.1.

     Other Authorities - As used herein, the term "Other Authorities" whether used singularly or together, shall mean all such entities promulgating regulations or standards applicable to the Work, including but not limited to those identified in the Contract.

     Owner - as defined in the Preamble.

     Owner's Indemnitees -As defined in Paragraph 21.1.

     Owner's Representative - As defined in Paragraph 14.3.

     Payment Due Date - As defined in Paragraph 4.1.2.

     Regulatory Agencies or Bodies - As used herein, the term "Regulatory Agencies or Bodies" whether used singularly or together, shall mean the United States Coast Guard and any successor thereto.

     Schedule of Values - As defined in Paragraph 4.3.

     Shipyards - As used herein, the term "Shipyards" shall mean Builder's yards in Jefferson Davis Parish, St. Mary's Parish and at any temporary yard in Bossier or Caddo Parish used by Builder in connection with construction of the Vessel.

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     Site Delivery Date - As used herein, the term  "Site Delivery  Date"  shall mean  June 15, 2000, assuming Owner issues the Commencement Notice on
     August 7, 1999. If Owner fails to issue the Commencement Notice on or before August 7, 1999, such date shall be extended by the number of days elapsing after August 7, 1999 through the date that the Commencement Notice is issued.

     Site Delivery Point - As used herein, the "Site Delivery Point" is within
     Owner's cofferdam   on the Red River, north of the Texas Street Bridge,
     Shreveport, Louisiana.

     Specifications and Contract Drawings - As used herein, the term "Specifications and Contract Drawings" shall mean the specifications and contract drawings attached as Schedule 2.1.

     Subcontractor - As used herein, the term "Subcontractor" shall mean any subcontractor of Builder who performs any of the Work.

     Vessel -As used herein, the term "Vessel" shall mean the casino gaming vessel to be constructed by Builder at the Shipyards and the Site Delivery Point in accordance with the Work.

     Warranty Deficiency - As defined in Paragraph 10.5.

     Work - As used herein, the term "Work"shall mean, in the case of a Vessel having a keel, the keel, and in the case of a Vessel not having a keel, the bottom plates, and all Materials, machinery, equipment, Components, and fabrications, including, but not limited to, engines and gears forming a part of the Vessel when permanently installed in place and all such others labor, Materials, Components, equipment and services provided or to be provided by Builder at the Shipyards or the Site Delivery Point to fulfill the Builder's obligations under the Contract.

     Working Drawings - As defined in Paragraph 2.10.


                               ARTICLE 2 - SCOPE

2.1 For the Contract Sum, Builder agrees, at its own risk and expense, to build, complete and deliver to Owner, as hereinafter provided, the Vessel having overall hull dimensions of 242 x 114 x 14 feet, constructed, outfitted and tested in accordance with the Builder's Bid attached hereto as Schedule 13.1 and the Specifications and Contract Drawings labeled as follows:

                                Specifications
                    For the construction of a Casino Vessel
                   Prepared by:  Rodney E. Lay & Associates
                                    Project

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                                    Rev. 2
                               Contract Drawings
                               Outboard Profile
                               Hold Arrangement
                             Main Deck Arrangement
                            2/nd/ Deck Arrangement
                            3/rd/ Deck Arrangement

     The Specification and Contract Drawings are hereby made a part of this Agreement.

2.2 Builder agrees to furnish suitable locations at the Shipyards and all labor, tools, equipment, materials, services and fees necessary for the Work, except as otherwise indicated herein or in the other Contract Documents.

2.3 Builder shall comply with all laws, rules, regulations and requirements of any Regulatory Agencies or Bodies affecting the Work and shall procure at its own expense such permits from the United States, state and local authorities as may be necessary in connection with beginning or carrying on to completion of the Work and shall at all times comply with all United States, state and local laws in any way effecting the Work. Builder has conducted a detailed and thorough review of the Specifications and Contract Drawings and is unaware of any item which does not comply with the requirements of any RegulatoryAgencies or Bodies. In the event Builder becomes aware that any portion of any of the Contract Documents violate or do not comply with any rule or regulation of any Regulatory Agencies or Bodies promulgated after execution of this Agreement ("Enforced Change"), Builder shall immediately notify Owner of said Enforced Change prior to the implementation of same which Enforced Change shall not be made absent the prior written consent of Owner. If Owner does not give its prior written consent to such Enforced Change, then either party shall have the right to terminate this Contract on written notice to the other. In the event of such termination, (a) Builder shall discontinue all Work and use its best efforts to cancel all orders for Materials and Components which have not been delivered to any of the Shipyards; (b) Owner shall pay Builder for all Work performed and Materials and Components purchased by Builder to complete the Vessel; (c) Builder shall deliver to Owner at the Shipyards the Materials and Components; and (d) within thirty (30) days after such delivery, Owner shall remove all such Materials and Components from such Shipyards.

2.4 Builder will provide and/or install ready for use all parts, equipment and appurtenances shown in the Contract Documents (including Owner furnished items, except those items to be installed by Owner or its separate contractors and not Builder or its subcontractors). Builder shall store, safe keep and handle Owner's equipment and supplies, including Owner furnished items, that are to be installed by Builder both prior to and after placement on the Vessel.

2.5 Builder will allow Owner and/or its representatives at all reasonable times to examine the Work during construction.

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2.6  The Builder accepts the relationship of trust and confidence established between him and the Owner by this Agreement. Builder agrees to perform the Work in accordance with the Contract, and all materials and equipment shall be in accordance with the Contract. Builder acknowledges that the subject Vessel is being constructed as a riverboat gaming vessel for the carriage of passengers in the tourism/gaming industry. Additionally, Builder agrees to perform the Work in accordance with Good Shipbuilding Practices in order to meet the appropriate standards of construction and levels of finish for the class and type of vessel required herein and by any Regulatory Agencies or Bodies. Builder agrees to cooperate with the Owner in furthering the interests of the Owner. Builder agrees to furnish efficient business administration and superintendence and to make all reasonable efforts to furnish at all times an adequate supply of workmen and materials, and to perform the Work in a manner consistent with the interests of the Owner and with Good Shipbuilding Practices. "Good Shipbuilding Practices" for purposes of the Contract means the construction of a ship or vessel, with due consideration to standard of high quality, incorporating the specified components in order to meet requirements of the Contract, utilizing construction and testing methods to insure that the completed Vessel will conform to the intended design required for use in the tourism/gaming industry.

2.7 All portions of the Work that Builder does not perform shall be performed under subcontracts or by other appropriate agreement with Builder. Nothing contained in the Contract shall create any contractual relationship between Owner and any Subcontractor. Builder shall furnish to Owner a copy of each subcontract it enters into in connection with the Work within ten
     (10) days after execution of such subcontract.

2.8 Builder shall not commence Work of any nature or cause any Subcontractor to commence Work of any nature until such time as Builder has received from Owner written instructions to commence construction (the "Commencement Notice).

2.9 Builder shall include in all written agreements it enters into with any Subcontractor for the performance of any portion of the Work a clause providing that, if this Contract is terminated for any reason, such contract with a Subcontractor shall be, by its terms, at Owner's sole option and election, assigned to and assumed by Owner or a person designated by Owner, without any need for action by Builder or such Subcontractor or materialman, and such Subcontractor or materialman shall continue to be bound by the terms and conditions of such contract. This provision shall survive the termination of the Contract.

2.10 Upon delivery by Owner or Owner's representative of any Owner furnished documents, materials and equipment as called for by the Contract, Builder shall take possession of such items and adequately and properly store and maintain those items. Any costs of repair to or replacement of such items necessitated by any damage to or loss of such items which occurs after delivery by the Owner of the items to Builder and which is not covered by the Builder's Risk Policy required in Paragraph 9.1.1 shall be borne entirely by Builder, provided that the damage or loss is not solely caused by an error or omission of Owner.

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2.11 Based on the Specifications and Contract Drawings and any further adjustments in the scope of quality of the Work authorized by Owner, and in accordance with the Construction Schedule, Builder shall prepare and revise as appropriate, for approval by the Owner, working drawings consisting of drawings and specifications setting forth in detail the final requirements for the construction of the Vessel (the "Working Drawings").

2.12 Except for those matters and areas for which Builder is responsible as described in the Specifications and Contract Drawings, Owner or his design agents, shall be responsible for the adequacy and accuracy of the Specifications and Contract Drawings with regard to compliance with any requirements or classifications mandated by the U.S. Coast Guard or any other governmental or regulatory body for the intended or actual use of the Work.

                              ARTICLE 3 - DELIVERY

3.1 Builder agrees, subject to the other provisions of this Agreement, to deliver the Vessel to Owner in a structurally complete condition, free and clear of all known liens, claims and encumbrances, and Owner agrees to accept delivery to Owner's satisfaction at the Site Delivery Point on or before the Site Delivery Date. Thereafter Builder shall complete all necessary Work, including Owner's FF&E for which Builder is responsible, so that the Vessel is substantially complete and ready for gaming operations by the Completion Date (the "Completed Vessel"). Upon delivery by Builder to Owner of the Completed Vessel, Builder shall issue a Certificate of Completion and Delivery which shall state (i) that the Vessel has been completed; (ii) that all trials and tests have been satisfactorily completed, (iii) that the Vessel complies with the Contract, and is free from defects in materials and workmanship; (iv) that there are no liens or claims upon said Vessel or Materials, Components, equipment or labor for said Vessel, except those created or incurred by the Owner, its subcontractors, vendors or employees.

3.2 Builder agrees to deliver the Vessel to Owner safely afloat at Site Delivery Point in accordance with the Contract on or before the Site Delivery Date specified, or on or before such later date as may be required by reason of any Change Order executed in accordance with the provisions of this Agreement or by reason of Force Majeure delays as that term is defined in Article 6 (the "Extended Delivery Date".)

3.3 Upon completion of all Work relating to the Vessel, including, but not limited to, Specification-required tests and trials, witnessed and accepted by Owner's Representative, and approved by the United States Coast Guard, a final inspection of the Vessel shall be performed by Owner (the "Final Inspection"). If the Final Inspection discloses any of the Work as being unsatisfactory or incomplete, Owner will so advise Builder in writing. Builder immediately shall take appropriate action to correct or complete the Work in accordance with the Contract. When all physical work and clean-up relating to the Vessel, including all punch list work, is found by Owner (or Owner's Representative) to be completed to the satisfaction of the Owner and the Builder has furnished releases of liens acceptable to the Owner, a delivery and acceptance certificate (the "Delivery and Acceptance Certificate") shall be issued by Owner ("Delivery and Acceptance").

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3.4  Builder shall furnish Owner on Delivery and Acceptance of the Vessel: a
     Bill of Sale and a Builder's Certificate, together with whatever other documents may be required by law or by any Regulatory Agencies or Bodies in order for Owner to document the Vessel with the United States Coast Guard. Builder will also assist Owner, or its agent, in acquiring all required information to enable Owner to obtain all documentation necessary to operate the Vessel as intended by Owner. It is understood that Builder shall furnish any and all required U.S. Coast Guard approved drawings (i.e., "as built" drawings) based on the Specifications and Contract Drawings and other Contract Documents, which drawings are the sole responsibility of the Builder. Any Coast Guard fees in connection with documentation of the Vessel shall be the responsibility of Owner. Within thirty (30) days after Delivery and Acceptance of the Vessel, Builder shall furnish Owner with a complete set of as-built drawings of the Vessel and on Autocad 14 or such other format as shall be subsequently in use by Builder.

                               ARTICLE 4 - PAYMENT

4.1 Owner agrees to pay Builder according to the following payment schedule for the Work (the "Payment Schedule"):

          4.1.1 Within one (1) business day of Owner's delivery of the Commencement Notice, Owner will pay to Builder an amount equal to Three Million Four Hundred Thirty-Eight Thousand Six Hundred ($3,438,600.00) Dollars, representing an initial payment of the Contract Sum (the "Down Payment").

          4.1.2 Builder shall submit an application for payment in a form satisfactory to Owner (an "Application for Payment") to Owner monthly for unbilled Work by the Builder through the cut-off date which shall be the Twenty-Fifth (25th) day of each month (individually, a "Cut-Off Date"). An Application for Payment prepared through a particular Cut-Off Date must be received by Owner no later than the First (1st) day of the following month (individually, an "Invoice Due Date"). An Application for Payment through a particular Cut-Off Date shall cover the period commencing on the day following the immediately preceding Cut-Off Date and ending on the Cut-Off Date for such Application for Payment. All Applications for Payments for Work properly executed by Builder which are submitted to Owner by the relevant Invoice Due Date, together with the lien waivers in a form satisfactory to Owner from all Subcontractors and any others requested by Owner, shall be paid by Owner on or before the Twentieth (20th) day of the calendar month following the calendar month in which the Cut-Off Date for the submitted Application for Payment occurs (the "Payment Due Date").
          The lien waivers shall encompass all previous Applications for Payment which have been paid and shall also include a waiver of statutory claims, liens and privileges for the amount included in the Application for Payment submitted therewith which shall be contingent and effective only upon receipt by Builder of such payment. Applications for Payments unpaid thirty (30) days after the date payment is due thereon shall bear interest at the rate of twelve percent (12%) per annum from the date due until paid.

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          4.1.3  The amount due under each Application for Payment shall be reduced by $245,614.28, representing 1/14 of the Down Payment (each a "Down Payment Reduction").

          4.1.4 Other than the Down Payment, Owner shall retain ten (10%) percent of the sum of such payment to Builder plus the Down Payment Reduction through the date that 50% of the Work has been completed and five (5%) per cent of the sum of each such payment plus the Down Payment Reduction thereafter. The retainage shall be released upon Delivery and Acceptance, except for such amount mutually agreed to by Builder and Owner necessary to complete all punch-list items or, if a dispute arises, under the provisions of Article 22.

4.3 The Builder shall furnish a schedule of values ("Schedule of Values") with each Application for Payment which shall state (i) the percentage of completion of each portion of the Work; (ii) that the Work completed complies with the Contract; and (iii) that there are no liens or claims, including those of any Subcontractor upon the Work for labor, Materials, Components or equipment for the Work, except those created by Owner, its subcontractors, vendors or employees. The Schedule of Values shall be executed and certified by the President or Assistant Secretary/Treasurer of Builder. If a lien exists on the Work, Owner shall not be obligated to make payment in the amount of such lien until such lien is discharged or bonded to Owner's reasonable satisfaction.

4.4 If Owner objects upon receipt of the Schedule of Values on grounds that any of the Work described therein has not been performed, or for any other reason, the dispute will be submitted to dispute resolution pursuant to
     Article 22 hereof.

4.5 It is agreed that time is of the essence of this Contract and that the failure of Owner to timely pay to Builder the sums of money agreed to be paid hereunder, at the times and in the manner above set forth, shall automatically extend the agreed Delivery Dates by the number of days equal to the number of days from the Payment Due Date to the actual date of payment, provided Builder has complied with Paragraph 4.1.2.

4.6 In the event that Owner does not object to a Schedule of Values as provided in Paragraph 4.7 and fails to timely make the payment and such default shall not be cured within twenty (20) days' notice thereof, then in such event, Builder, in addition to any other legal remedies and recourse available at the time, at its option, may terminate and cancel the Contract by giving Owner written notice thereof.

4.7 If the Work as contemplated by the Construction Schedule falls behind more than three (3) days beyond that anticipated (as adjusted by reason of Change Orders and Force Majeure), Builder shall immediately provide a revised Construction Schedule (as defined hereinafter) to Owner. If the revised Construction Schedule evidences that completion of the Work prior to the Completion Date will not occur, Builder shall, within three (3) days thereafter, provide a plan to Owner, which plan must set forth a revised Construction Schedule with a resequencing and/or

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     acceleration of elements of the Work in order to complete the Work in the shortest possible time.

4.8 The making of any payment with respect to the Work shall not stop, impair or otherwise preclude the Owner from thereafter asserting any right or remedy accruing to it because of the failure of the Builder to deliver the completed Vessel in accordance with the terms of the Contract.

4.9 For purposes of this Agreement, wire transfer to Builder in accordance with instructions delivered to Owner shall constitute payment hereunder or as otherwise mutually agreed to by the parties.

                       ARTICLE 5 - CONSTRUCTION SCHEDULE

5.1 Within fifteen (15) days after execution of this Agreement, Builder shall submit for Owner's approval a detailed construction schedule (the "Construction Schedule") for completion of the Work prior to the Site Delivery Date, the Completion Date and the other milestone dates set forth therein. Such Construction Schedule shall indicate dates for commencement and completion of the various parts of the Work. All points of interface between Owner and Builder (i.e., all instances where performance of Builder's Work depends upon Owner or its subcontractors) and appropriate restraints shall be included in the Construction Schedule. In particular, but not by way of limitation, the required delivery date of each item of Owner furnished material and equipment shall be included.

5.2 When reasonably requested by Owner, the Construction Schedule shall be revised to show the current progress of the Work and shall be submitted to Owner. The Construction Schedule, as revised, also must be provided with each monthly Application for Payment.

                           ARTICLE 6 - FORCE MAJEURE

6.1 All agreements of the Builder contained in this contract respecting the Delivery Dates shall be subject to extension by reason of "Force Majeure," which term is hereby declared to be any delay caused by nature forces, fire, explosion, or person not under the control of Builder and not caused, or contributed to, by Builder or any Subcontractor, including non-delivery of Owner furnished equipment, subject to the further terms hereinafter set forth.

6.2 Delays in receiving supplies, Materials, Components and equipment shall not be considered Force Majeure unless (a) caused by strikes or lockouts of workmen or (b) Builder establishes to the reasonable satisfaction of Owner that (1) Builder timely ordered such supplies, Materials, Components and equipment and (2) Builder exercised due diligence to obtain delivery and
     (3) no other source of supply was reasonably available (relative price being a factor to be considered). Notwithstanding the foregoing, delays in receiving supplies, Materials, Components and equipment, the vendor of which is expressly set forth in the Specifications, shall be considered Force Majeure, as long as (1) Builder timely ordered such supplies,

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     Materials, Components and equipment and (2) Builder exercised due diligence to obtain delivery. Shortages of skilled labor shall not be considered Force Majeure.

6.3 Delays caused by late receipt of Owner furnished equipment shall not be considered Force Majeure if Builder has failed to notify Owner of the date by which each such item of Owner furnished equipment must be delivered to the Shipyard in time to allow Owner by exercise of due diligence to cause timely delivery. Builder shall provide Owner with a schedule indicating the latest on-site arrival date for each Owner furnished component.

6.4 Delays caused by weather conditions shall not be Force Majeure except where caused by lightning, flood, windstorm, hurricane, tornado or extraordinary rains which prevent the Work from being performed for three (3) consecutive days. Delays due to non-navigable waterways (low or high water), lock closures and river closures shall be considered Force Majeure hereunder.

6.5 Builder shall have no responsibility for Force Majeure delays, other than to inform the Owner of the occurrence of a Force Majeure within three (3) business days of its occurrence and to include with that notice (i) a description of the event and (ii) its expected duration. Failing such notice Builder shall not have the benefit of the Force Majeure clause for said event. Builder shall inform Owner of the end of a Force Majeure event within five (5) business days of its cessation and include an estimate of the delay to the Delivery Dates, if any, caused by that event. Failure of Builder to provide notice of the cessation of the Force Majeure event shall not effect the benefit to Builder of such Force Majeure event. The Builder shall maintain records of such delays and allow Owner to inspect same upon request at all reasonable times. In the event of Force Majeure, the Delivery Dates shall automatically be extended by a period of time equal to the total number of days of said delay relating to the Vessel unless the Owner, within ten (10) days after receiving the aforesaid notice of a Force Majeure event, shall state its objection in writing to treating same as a Force Majeure event, in which case, the dispute will be submitted to dispute resolution pursuant to Article 22 hereof.

6.6 Should Builder seek to extend either of the Delivery Dates for three (3) or more days in the aggregate for reasons related to Force Majeure events (excluding Force Majeure events recognized by Paragraph 6.3, above and any other cause of delay solely attributable to Owner), the Owner, in its sole option and discretion, shall have the right to terminate the Contract by giving seven (7) days' prior written notice to Builder of Owner's intent to terminate under this Paragraph 6.6. In such event, Owner will pay Builder for the portion of the Contract Sum allocable to the Work completed as of the effective date of termination, less the aggregate of previous payments. Owner shall not under any circumstances be responsible or liable to Builder, or any suppliers or Subcontractor, for any incidental, consequential or special damages or expenses of any type or kind, including, but not limited to, loss of time, loss of profit or earnings, or losses related to detrimental reliance upon the existence of the Contract, whether or not such losses directly or indirectly arise out of the Contract, or from any actions taken by Owner at any time to terminate the Contract.

6.7 Owner shall provide Builder with access for Builder's employees, Materials and Subcontractors at the Site Delivery Point in order for Builder to complete the Vessel. Failure to provide such access shall extend the Completion Date on a day for day basis. Builder acknowledges that, after delivery of the Vessel to the Site Delivery Point, Builder shall have limited access to the Site Delivery Point, little or no nearby parking for Builder's employees and Subcontractors' employees and little or no space for the Materials.

                         ARTICLE 7 - LIQUIDATED DAMAGES


7.1 In the event Builder does not deliver the Vessel as provided herein on either of the Delivery Dates, Builder shall pay to Owner as liquidated damages in the form of a reduction in the Contract Sum the amount of Fifty Thousand ($50,000.00) Dollars per day for each and every day that the actual applicable Delivery Date is exceeded. The maximum Builder shall pay as liquidated damages under this Agreement is Six Hundred Thousand ($600,000.00) Dollars.

7.2 In the event that Builder fails to perform in accordance with the Construction Schedule for a period of fourteen days, Builder shall be in default and in addition to the liquidated damages, if any, due, Owner may terminate this Contract under Article 11.

7.3 Owner and Builder agree that the Delivery Dates shall be adjusted to reflect (i) any and all agreed upon Change Orders executed in accordance with the provisions of this Agreement or (ii) any event of Force Majeure as provided in Article 6 of this Agreement.

          ARTICLE 8 - CHANGES IN SPECIFICATIONS AND CONTRACT DRAWINGS

8.1 Owner reserves the right to make any deductions from or additions to the Work on giving due notice in writing to Builder, the cost of any such changes to be agreed upon in advance by Owner and Builder, and added to, or deducted from the total Contract Sum. If any such change shall delay the completion of the Work, and increase the Contract Time, Builder shall be allowed reasonable additional time sufficient to cover such delay, if any. A statement of the increased or reduced amount of the Contract Sum, and/or any Contract Time required, as aforesaid, shall be submitted in Change Order form to Owner by Builder, and must be approved by Owner in writing before any such change is made. Said Change Order shall be acted upon by Owner within five (5) business days of Owner's receipt of Builder's submittal. The Change Order form to be utilized is attached hereto as Exhibit "C".

8.2 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and Builder shall proceed promptly on those, unless otherwise provided in the Change Order.

8.3 When Owner and Builder agree on adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

8.4 If Builder wishes to make a claim for an increase in the Contract Sum for any part of the Work, he shall give Owner written notice thereof in the form of a proposed Change Order. This proposed Change Order shall be given by Builder before proceeding to execute the relevant portion of the Work. No such claim shall be valid unless so made, and approved in writing by the Owner, in advance of the commencement of said portion of the Work, in the form of an approved Change Order. If Owner and Builder cannot agree on the amount of the adjustment in the Contract Sum, the dispute will be submitted to dispute resolution pursuant to Article 22 hereof.

8.5 Cost of any change considered an addition or a deletion shall be on a labor and Materials basis, unless some other pricing has been previously agreed by Builder and Owner. Cost of any change considered a substitution shall be the difference between the cost of addition and cost of deletion.

8.6 For purposes of Paragraph 8.5 only "Labor" is agreed to mean the hourly rates set forth in Schedule 13.1 to the particular task and "Materials" means the actual cost of materials, plus freight charges, plus the markup set forth in Schedule 13.1 for obtaining such materials.

8.7 Changes required by the U.S. Coast Guard shall be subject to the same Change Order procedure, provided they are not based on laws, rules or regulations of the U.S. Coast Guard in force prior to date of execution of this Agreement.

8.8 Notwithstanding anything to the contrary herein, no change in the Work under this Agreement, whether by way of alteration or addition to the Work, shall be the basis of an addition to the Contract Sum or a change in the Contract Time unless and until such alteration or addition has been authorized by a Change Order executed and issued in accordance with and in strict compliance with the requirements of the Contract.

                        ARTICLE 9 - RISKS AND INSURANCE

9.1  BUILDER'S RISK AND LIABILITY INSURANCE

     9.1.1 Until Delivery and Acceptance of the Vessel, Owner shall, at its own expense, insure the Vessel and all Materials, Components and equipment to be used therein, and the Owner furnished Materials, Components and equipment from time to time delivered to either of the Shipyards. The amount of insurance, shall be at least equal to the Contract Sum plus the value of all Owner furnished Materials, Components and equipment.

            The Builder and each Subcontractor shall purchase and maintain insurance covering the type of claims set forth below which may arise out of or result from the Builder's operations under the Contract, whether such operations be by Builder or by any Subcontractor or by anyone directly or indirectly employed by any of them or by anyone for whose acts any of them may be liable:

          9.1.1.1 Claims under workers' or Worker's Compensation, disability benefit and other similar employee benefit acts which are applicable to the Work to be performed.

          9.1.1.2 Claims for damages because of bodily injury occupational sickness or disease, or death of the Builder's employees;

          9.1.1.3 Claims for damages because of bodily injury, sickness or disease, or death of any person other than the Builder's employees;

          9.1.1.4 Claims for damages insured by usual personal injury liability coverage which are sustained (1) by a person as a result of an offense directly or indirectly related to employment of such person by the Builder, or (2) by another person;

          9.1.1.5 Claims for damages, other than to the Work itself, because of injury to or destruction of tangible property including loss of use resulting therefrom;

          9.1.1.6 Claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle;

          9.1.1.7 Claims involving contractual liability insurance applicable to the Builder's obligations under Article 21.

          9.1.1.8  Claims involving damage to the Work itself.

   9.1.2 All insurance policies obtained by Builder pursuant to its obligations under this Article 9, shall contain waivers of subrogation in favor of the Owner and Owner's Indemnitees, and in the event that Owner obtains financing, any lender or lenders, all without liability for the payment of any premium and shall name Owner, Owner's Indemnitees and Owner's lender or lenders as additional assureds.

   9.1.3 The insurance required by this Article 9 hereof shall include the following types and amounts of insurance.

          9.1.3.1  Builder's Risk

               Until the Vessel has been completed, physically delivered and Delivery and Acceptance by Owner has occurred, the Vessel and all Materials, Components, outfitting, equipment, and appliances to be installed in the Vessel, including all Materials, Components, outfitting, equipment and appliances provided by Owner and delivered to any of the Shipyards for and to be used in the construction thereof, shall be declared under the Builder's Risk Policy in force and effect at the time the Vessel's keel or bottom plate is laid, with an assigned value equal to the Contract Sum plus the value of all such Owner furnished Materials, Components and equipment.

                   Such Builder's Risk Policy shall be on a form substantially similar to AIG's all risk form including hull and machinery and protection and indemnity with limits of $25,000,000, including United States longshoreman and harbor workers and Jones Act with a deductible not greater than $25,000, including movement of the Work between the Shipyards and the Site Delivery Point.

                   Builder and its Subcontractors shall be named as additional assureds under the Builder's Risk Policy, with waivers of subrogation. The Builder's Risk Policy shall not provide coverage to Builder's or Subcontractors' machinery, tools or equipment.

                   Any loss insured under Owner's Builder's Risk Policy or any other property insurance shall be adjusted by Owner as fiduciary and made payable to Owner as fiduciary for any insured thereunder, as their interests appear. Any dispute as to Owner's adjustment or intended payment shall be resolved in accordance with Article 22.


            9.1.3.2      Other Insurance

                   The Builder shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

                   Builder shall also purchase and maintain, at its expense, during the performance of Builder's obligation under the Contract, Workmen's Compensation Insurance, at statutory amounts, with Longshoreman & Harbor Workers Compensation Act coverage endorsement, Employer's Liability Insurance in the amount of at least One Million ($1,000,000.00) Dollars and Commercial General Liability Insurance against property damage, death, personal injury and maintain completed operations coverage, in the amount of not less than One Million ($1,000,000.00) Dollars per occurrence, endorsed to provide specific coverage for the Builder's obligations to Owner under the Contract, including but not limited to those under Article 21 of the Agreement and any "watercraft exclusion" for non-owned vessels deleted.

                   Each Subcontractor shall also purchase and maintain, at its expense, during the performance of Builder's obligation under the Contract, Workmen's Compensation Insurance, at statutory amounts, with Longshoreman & Harbor Workers Compensation Act coverage endorsement, Employer's Liability Insurance in the amount of at least One Million ($1,000,000.00) Dollars and Commercial General Liability Insurance against property damage, death, personal injury and completed operations coverage in the amount of not less than One Million ($1,000,000.00) Dollars per occurrence, endorsed to provide specific coverage for the Builder's obligations to Owner under the Contract, including but not limited to those under
                   Article 21 of the Agreement and any "watercraft exclusion" for non-owned vessels deleted .

                   Additionally, Builder shall purchase and maintain at its expense, during the performance of the Contract the following:

                   (a) Protection and Indemnity Insurance only as to Builder's vessels, including Jones Act coverage, with a limit of no less than One Million ($1,000,000.00) Dollars;

                   (b) Automobile Liability Insurance covering the use of all owned, non-owned and hired vehicles with a bodily injury and property limit of no less than One Million ($1,000,000.00) Dollars;

                   (c) Pollution Liability Insurance with a limit of no less than Five Million ($5,000,000.00); and

                   (d) Umbrella Liability coverage with a limit of not less than Fifty Million ($50,000,000.00) Dollars excess over and above the primary insurance limits stated above. All umbrella coverage will include blanket contractual liability - all written and oral contracts; premises operations liability; explosion, collapse; personal injury liability; independent contractors coverage; broad form property damage liability; cross-liability coverage and products and operations coverage with watercraft exclusion removed.

                   Additionally, each Subcontractor shall purchase and maintain at its expense, during the performance of the Contract the following:

                   (a) If furnishing any vessel, Protection and Indemnity Insurance, including Jones Act coverage, with a limit of no less than One Million ($1,000,000.00) Dollars; and

                   (b) Automobile Liability Insurance covering the use of all owned, non-owned and hired vehicles with a bodily injury and property limit of no less than One Million ($1,000,000.00) Dollars;

            9.1.3.3      Insurers' Form and Proof

                   (i) Certificates of Insurance acceptable to Owner shall be delivered to Owner prior to the commencement of the Work. These Certificates and the insurance policies required by this Article 9 shall contain a provision that the coverages afforded under the policies will not be canceled or allowed to expire until at least thirty (30) days written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, an additional certificate evidencing continuation of such coverage shall be submitted. Information concerning reduction of coverage shall be furnished by the Builder with reasonable promptness.

                   (ii) The Owner and the Builder shall cooperate in connection with the collection of any insurance monies that may be due in the event of loss and the Owner and the Builder shall execute and deliver such proofs of loss and other instruments which may be required for the purpose of obtaining recovery of any such insurance monies.

            9.1.3.4      Subcontractor Insurance

                   Builder shall additionally require that (i) Subcontractors whose contracts are valued at Two Million ($2,000,000.00) Dollars or more carry commercial general liability insurance in the amount of Five Million ($5,000,000.00) Dollars and
                   (ii) Subcontractors whose contracts are valued at less than Two Million ($2,000,000.00) Dollars carry no less than One Million ($1,000,000.00) in commercial general liability insurance.

            9.1.5  Maintenance of insurance by the Builder as specified in this
                   Article 9 shall in no way be interpreted as relieving the Builder of any responsibility whatever and the Builder may carry, at his own expense, such additional insurance as it deems necessary.


9.2  PERFORMANCE BOND AND PAYMENT BOND

     9.2.1 Within three (3) business days after Owner's receipt of the proceeds of the financing necessary to construct its riverboat casino complex in Shreveport, Builder shall deliver to Owner a payment and performance bond of a surety company licensed to do business in the State of Louisiana, conditioned on completion of the Work in accordance with the contract, free and clear of all mechanics and other liens. Such bond shall be written to 100% of the Contract Sum, executed on a form and by such company as Owner shall approve. The cost of the bond shall be included in the Contract Sum. The Builder shall furnish the bond to Owner. Upon the request of any person or entity appearing to be a potential beneficiary of such bond, the Builder shall promptly furnish a copy of the bond or permit a copy to be made.

9.3 Notwithstanding any of the provisions of this Agreement with respect to any contractual obligation of the Builder and any Subcontractor to provide insurance on behalf of Owner, any other insurance maintained by Owner shall be excess and non-contributing with such insurance required by Builder and any Subcontractor.

9.4 The Owner reserves the right to change the insurance program if the Owner deems such change to provide more coverage and/or be more cost effective. The Owner may determine a prearranged insurance program, in which the Owner provides all insurance, to be most efficient. If a prearranged insurance program is deemed most efficient, the Owner will request that the Contractor and each Subcontractor deduct the insurance costs required by this Article Nine from their respective bids. In order to make this determination, the Contractor shall supply an itemization of its insurance costs and require its Subcontractors to do likewise. The Owner reserves the right to verify such costs.

9.5 All insurance specified in this Article 9 shall be limited in scope, coverage and amount to the liabilities and risk specifically assigned and assumed by each party and, where applicable, the "additional assureds" and "waiver of subrogation" endorsements shall be subject to, limited by and shall afford no coverage greater than that required by the indemnification contained in Article 21.


                             ARTICLE 10 - WARRANTY

10.1 The Builder warrants to the Owner that all Materials, Components, equipment and the Work will be of good and sound quality, free from faults and defects and in conformance with the Contract. Builder warrants that the Vessel will meet the requirements of the Regulatory Agencies and Bodies relating to vessels.

10.2 With respect to Builder's failure to construct the Vessel in accordance with the Contract, Builder will make appropriate modifications to the Vessel to bring it into compliance with this warranty at no cost to the Owner. If Builder is not able to modify the Vessel so that it meets the requirements of the Contract, the Owner, at its sole discretion, may negotiate a reduction in the Contract Sum or may require the Builder to refund to the Owner all payments made to the Builder and cancel the Contract provided Owner conveys to Builder title to the Vessel free and clear of all liens and encumbrances created by Owner.

10.3 Builder warrants that the Work done will be done in accordance with the Specifications and Contract Drawings and Good Shipbuilding Practices, and that all labor and installations made shall meet the requirements and standards described in the Contract, and all Materials and Components used by the Builder shall be of the quality set forth in the Contract and all such Materials and Components will be free from defects.

10.4 In addition to the warranty being provided by Builder hereunder on the Vessel and the Work, including but not limited to the Materials and Components, but not in lieu thereof, the Builder shall use all reasonable efforts to obtain warranties from its Subcontractors equivalent in scope and duration to the warranty being provided by Builder. All such warranties shall be made for the benefit of the Owner and the Builder.

10.5 With respect to the warranties made by Builder under this Contract, such warranties shall be effective for a period of twelve (12) months after Delivery and Acceptance of the Vessel.

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

     Accordingly, if at any time within twelve (12) months after Delivery and Acceptance of the Vessel, any nonconformity, defect, weakness, deficiency, failure, breaking down or deterioration shall appear or occur or be discovered in the Vessel, including, but not limited to, the Materials or Components, or any failure whatsoever of the Vessel due to the Vessel not being constructed in accordance with the Contract (any of the foregoing each being referred to as the "Warranty Deficiency"), then the Builder shall correct or cause to be corrected such Warranty Deficiency at Builder's sole cost and expense. Furthermore, in the event that design or engineering performed by Builder under this Contract shall fail to meet the Contract, Builder shall, at no cost to Owner, re-design such changes as are necessary to remedy any defect, including, but not limited to, the replacement of the defective or damaged Materials or Components.

10.6 Warranty work pursuant to this Article 10 will be performed at a location of the Owner's choice. All travel expenses, inspection fees and/or surveying costs that are required to determine whether a Warranty Deficiency exists shall be the responsibility of Owner provided, however, that if it is determined that a Warranty Deficiency does exist, then Builder shall reimburse Owner for such travel expenses, inspection fees and surveying costs incurred to make such a determination.

10.7 It is understood and agreed by the parties hereto that except as set forth in the Contract, no other warranty, express or implied, shall be deemed to have been made by Builder.

10.8 It is understood and agreed by the parties hereto that Builder shall not in any way be liable or responsible for any incidental or consequential damages of any kind or nature, including but not limited to loss of profits and loss of use of the Vessel from any cause of action of any kind or nature, including but not limited to negligence, contract, warranty or any other causes of actions, arising out of or in connection with or pertaining to the Work. The elimination of incidental and consequential damages as provided herein is an essential condition of this Contract and Owner acknowledges that Builder would not have entered into this Contract without said elimination of incidental or consequential damages for the consideration set forth herein.


                     ARTICLE 11 - DEFAULT AND TERMINATION

11.1 If any one of the following occurs during the performance by Builder:

     11.1.1 There is filed by or against Builder in any court a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Builder's property, and a discharge of Builder;

     11.1.2 Builder makes an assignment for the behalf of creditors or petitions for or enters into an agreement or agreements with its creditors, and by reason of any of these events Builder's obligations under the Contract are assigned to or are to be are performed by a person other than Builder;

     11.1.3 The Builder fails to make prompt payment to any Subcontractors or for Materials, Components, equipment or labor used in the Vessel;

     11.1.4 The Builder performs defective work and fails to promptly and properly correct such defective work;

     11.1.5 Builder fails to execute the Work in accordance with the Contract;

     11.1.6 Builder fails to cause the removal or bonding of any liens or privileges filed against the Work;

     11.1.7 Builder disregards laws, ordinances, rules, regulations or orders of any Regulatory Agencies or Bodies or Other Authorities having jurisdiction over the Work; or,

     11.1.8 Builder without limitation, fails to perform or comply with provision of the Contract; then Owner, by giving five (5) days' written notice of any such default to Builder, in addition to and without prejudice to any other remedies it may have, may terminate the Contract. Any termination of the Contract made pursuant to the provisions of this Article 11 shall not relieve Builder from any accrued obligations hereunder due and owing Owner at the time of such termination and Builder shall be liable for any and all damages, expenses, losses, costs, including but not limited to, attorney's fees, subject to the limitations set forth in Paragraph 10.8, which may be sustained by Owner as a result of said default.

            In the event of default by Builder, which default is not cured within five (5) days after written notice thereof, the Owner, or its nominee, may, but shall not be obligated to, take over the Work, Vessel, Materials and Components to be incorporated into the Vessel and Builder's contracts with any Subcontractors, and either (a) complete the performance of the Contract, or (b) sell the partially completed Work, Materials, Components and Vessel. If Owner elects to complete the performance of the Contract, Owner shall be entitled to do so in Builder's Shipyards, at no additional cost to Owner, or at Owner's option, move the Work, Materials, Components and Vessel to another location for completion. If Owner elects to sell the partially completed Work, Materials, Components and Vessel, Owner shall be entitled to leave the Work, Materials, Components and Vessel in Builder's Shipyards for a period not to exceed one hundred twenty (120) days while it pursues the sale, in which case Builder agrees to permit prospective buyers access to its Shipyards at reasonable times to inspect the Work, Materials, Components and Vessel, or at Owner's option, Owner may remove the Work, Materials, Components and Vessel to another location for sale. If Owner completes the Vessel, and the unpaid balance of the Contract Sum exceeds the expense of finishing the Vessel, only such excess shall be paid to Builder. If the cost of completing the Vessel, however, exceeds the unpaid balance of the Contract Sum, Builder shall pay such excess to Owner. Builder shall not be entitled to any further payments from Owner. If Owner sells the partially completed Work, Materials, Components and Vessel, Owner shall be entitled to keep the proceeds.

11.2 Owner may terminate this Contract, at any time, without cause by giving seven (7) days' prior written notice to Builder of Owner's intent to terminate under this Paragraph. In such event, Owner will pay Builder for the portion of the Contract Sum allocable to the Work completed as of the effective date of termination, less the aggregate of previous payments made by Owner to the Builder. In the event that the aggregate of the previous payments made by Owner to Builder exceeds the amount due to Builder, Builder shall promptly refund any overage to Owner. The Owner also will reimburse the Builder for all verified costs necessarily incurred for organizing and carrying out the stoppage of the Work and paid directly by the Builder incurred to date of termination. In any event, such payment shall not be made unless Builder has furnished Owner with releases of liens satisfactory to Owner. Owner will not be responsible for any of Builder's continuing contractual commitments to any Subcontractor. Builder shall use its best efforts to include in all subcontracts a provision permitting voluntary termination by Builder without cancellation charge or penalty. Owner shall not under any circumstances be responsible or liable to Builder, or any Subcontractor for any incidental, consequential or special damages or expenses of any type or kind, including, but not limited to, loss of time, loss of profit or earnings, or losses related to detrimental reliance upon the existence of the Contract, whether or not such losses directly or indirectly arise out of the Contract, or from any actions taken by Owner at any time to terminate the Contract.

11.3 In the event of termination by Owner, Owner may require Builder promptly to assign and/or deliver to Owner all or any (a) bids or proposals, (b) subcontracts, (c) construction plans, (d) Materials, Components, tools and equipment (to the extent paid for by Owner), (e) appliances, (f) rental agreements, and (g) any other commitments which Owner, in its sole discretion, chooses to take by assignment, and in the case of assignments hereunder, Builder shall promptly execute and deliver to Owner written assignments of same. This provision shall survive the termination of the Contract.

11.4 Delay by Owner or its representatives in providing to Builder or its agents any Owner supplied documents and/or goods or materials for the construction of the Vessel shall not constitute a breach or default of this Agreement by Owner but shall be covered instead by the appropriate provisions of Article 6 relating to Force Majeure.

11.5 The failure of either party to exercise any rights conferred upon it under any provision of this Agreement with respect to any breach or default by the other party shall constitute neither a waiver of its rights under any other provision of this Agreement with respect to such breach or default, nor a waiver of its rights under the same or any other provision of this Agreement with respect to any other breach or default.

11.6 The remedies available to Builder and Owner for default under this Article 11 are in addition to, and not in lieu of, their other remedies available at law or in equity. The non-defaulting party shall take reasonable actions to mitigate its damages.

                          ARTICLE 12 - APPLICABLE LAW

12.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.


                             ARTICLE 13 - CONTRACT

13.1 The "Contract Documents" shall mean and consist of this Agreement (and any general or supplementary conditions thereto), the Specifications and Contract Drawings, the Contract Schedule, Builder's Bid attached to this Agreement as Schedule 13.1 and all written Modifications issued after execution of this Agreement, and represent the entire agreement between Owner and Builder. These form the Contract, and all are as fully a part of the Contract as if attached to this Agreement or repeated herein. Any conflict or inconsistency between other Contract Documents and this Agreement shall be governed and controlled by this Agreement. The Contract may be amended or modified only by a written Modification. A "Modification" is (1) a written amendment to the Contract signed by both parties, or (2) a Change Order. All Contract Documents shall be signed by Owner and Builder. Terms used in this Agreement which are defined in the Contract Documents shall have the meanings designated in those Contract Documents.

13.2 The intent of the parties as enumerated in the Contract Documents is for Builder to construct a fully functional vessel in accordance with Contract Drawings and Specifications for the Contract Sum and prior to the Completion Date. The Contract Drawings and Specifications are to be considered as cooperative. All work necessary for the execution of the Work, if shown or described in the Specifications and Contract Drawings, shall be considered as a part of the Work and shall be executed by Builder in the same manner and with the same character of material as other portions of the contract without extra compensation. Builder shall be responsible for reviewing the Specifications and Contract Drawings.
     Builder shall notify Owner of any errors or omissions in the Specifications and Contract Drawings and Builder shall be responsible for any such errors or omissions about which Builder has failed to notify Owner.

13.3 Unless expressly stipulated to the contrary, Builder shall provide and pay for all services, labor, overtime labor, standby labor, methods, materials, equipment, transportation, fuel, taxes, permits and fees and all other facilities and services necessary to complete the Work.

13.4 If there is any conflict or inconsistency between the specifications and contract drawings comprising the Specifications and Contract Drawings, the specifications shall control.


       ARTICLE 14 - INSPECTION, ACCESS, TESTS AND OFFICIAL CERTIFICATES

14.1 During the construction of the Vessel at the Shipyards, Builder shall provide Owner, or Owner's Representative, or any representative of any Regulatory Agencies or Bodies or Louisiana Authorities, facilities and access to inspect the Vessel, Materials, Components, workmanship, plans, tests and movements and Builder shall provide a suitable office for Owner or Owner's

     Representative with access to suitable facilities and conditions such as a telephone, fax, copy machine, heat and air conditioning. Builder shall perform all of the tests and trials required of Builder in any of the Contract Documents, and will give Owner at least ten (10) days' prior notice of the date thereof.

14.2 All of the Work, Materials, and Components required by the Contract, while the same is in the process of fabrication, erection, construction, installation and performance, shall be inspected and approved or rejected, as the case may be, by the Owner (or Owner's Representative) and by representatives of Regulatory Agencies or Bodies in accordance with the Contract. Failure to object will not preclude Owner from later complaining if Owner establishes that it used reasonable diligence, under the circumstances, to discover defects, and in any event shall have no effect on the warranty provided by Builder hereunder.

14.3 Owner shall have the right to appoint an "Owner's Representative" and Owner shall inform Builder in writing as to the extent of authority Owner has granted to said Owner's Representative. In the event of a "working conflict" between Owner's Representative and Builder, Builder shall promptly inform Owner of the problem and Owner shall make a diligent effort to promptly resolve the "working conflict" in a manner amenable to both parties.

14.4 Builder shall provide access to the Vessel while under construction to inspectors from any Louisiana Authorities or other Regulatory Agencies or Bodies or Other Authorities upon request of Owner.

14.5 TESTS AND INSPECTIONS

     14.5.1 Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of Regulatory Agencies or Bodies or Other Authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Builder shall make arrangements for such tests, inspections and approvals with an independent testing service or entity acceptable to the Owner, or with the appropriate Regulatory Agencies or Bodies, and Builder shall bear all related costs of tests, inspections and approvals. The Builder shall give the Owner and all appropriate Regulatory Agencies or Bodies timely notice of when and where tests and inspections are to be made so they may observe such procedures.

     14.5.2 If the Owner or Regulatory Agencies or Bodies having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Subparagraph 14.5.1, the Owner will instruct the Builder to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Builder shall give timely notice to the Owner and all appropriate Regulatory Agencies or Bodies of when and where tests and inspection are to be made so the Owner may observe such procedures.

     14.5.3 Required certificates of testing, inspection or approval shall be secured by the Builder, at Builder's sole cost, and promptly delivered to the Owner.

     14.5.4 If the Owner is to observe tests, inspections or approvals required by the Contract Documents, the Owner will do so promptly and, where practicable, at the normal place of testing.

            14.5.4.1 Neither such observations of the Owner nor inspections, tests, or approvals by persons other than the Builder shall relieve the Builder from its obligations to perform the Work in accordance with the Contract Documents.

     14.5.5 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.


                ARTICLE 15 - ASSIGNMENT; CONSTRUCTION FINANCING

15.1 The Contract shall inure to the benefit of the Builder and Owner and their successors and assigns and shall be binding upon the Builder and Owner and their successors and assigns; provided, however, that Builder shall not assign the Contract or any interest hereunder without the prior written consent of Owner, and any assignment without said prior written consent shall be null and void. Owner may at any time sell the Vessel and/or assign the Contract, but shall at all times remain liable under the Contract. Builder agrees that such a sale and/or assignment shall not be grounds for termination of the Contract.

     Owner shall not be required to obtain Builder's consent to the collateral assignment of the Contract in connection with any financing of the Contract Sum. Builder understands and agrees that Owner will be required to satisfy its lender's or lenders' security requirements for the financing of the Contract Sum and agrees that Builder will execute such documents and make such amendments to the Contract as may be required by Owner in order to satisfy the requirements of its lender or lenders and to allow such lender to obtain a perfected first priority security interest in the Contract, the Vessel, its Materials, the Work and the Components, including, but not limited to, such documents or amendments to vest Owner with clear title in the Work, the Vessel, its Materials and the Components. Furthermore, Builder hereby agrees that its interest in the Contract, the Vessel, the Materials, the Work and the Components is hereby expressly subordinated and subject to any first priority security interests in the Contract, the Vessel, its Materials, the Work and Components granted by Owner to Owner's lender or lenders.


                   ARTICLE 16 - COMPLIANCE WITH REGULATIONS

16.1 The Builder shall comply with all laws, rules, regulations and requirements of any Regulatory Agencies or Bodies affecting the construction of the Work and the Vessel, and shall procure at its own expense such permits from such Regulatory Agencies or Bodies, the Louisiana Authorities and any Other Authorities, as may be necessary for Builder to begin or carry on the completion of the Work, and shall at all times comply with all United States, State and local laws, to which Builder is aware, in any way affecting the Work.


                             ARTICLE 17 - PATENTS

17.1 Owner agrees to protect and hold harmless Builder against claims of third persons for damages sustained by reason of the infringement of the patent rights with respect to materials, processors, machinery, equipment, and hull form selected and used by Owner in such works; and Owner agrees to protect and hold harmless Builder against claims of third persons for damages sustained by reason of infringement of patent rights with respect to materials, processes, machinery and equipment supplied or specifically acquired by Owner or required by any Specifications furnished by Owner. Builder agrees to protect and hold harmless Owner against claims of their persons for damages sustained by reason of infringement of patent rights with respect to materials, processes, machinery and equipment supplied or specifically acquired or applied by Builder.


         ARTICLE 18 - USE OF THE CONTRACT DRAWINGS AND SPECIFICATIONS

18.1 The Specifications, Contract Drawings and Builder's Working Drawings of the Vessel are and shall remain property of the Owner.

18.2 The Builder shall, at no additional cost to Owner, provide "As Built" drawings of the Vessel.


                    ARTICLE 19 - NOTICES AND COMMUNICATIONS

19.1 Notices required hereunder shall be sent in accordance with the following and at the addresses hereinafter set forth. Any notice or communication required or permitted to be given hereunder shall be given in writing, shall be effective only if given in one of the following manners, and shall be deemed given and deemed received: (a) if mailed by United States Registered or Certified Mail, postage prepaid, return receipt requested, on the third day after the notice is deposited in an official United States mail receptacle with postage prepaid; (b) if given by facsimile transmission, on the date transmitted provided that (1) receipt is confirmed, and (2) an additional copy of the notice or communication is sent on the same day by normally utilized overnight courier; or (c) if given by nationally utilized overnight courier, on the first business day after it is sent; or (d) if hand delivered, on the date a receipt is obtained from the person to whom same is delivered. Notices hereunder shall be addressed as follows:

     If to Owner:   Hollywood Casino Shreveport
                    c/o Hollywood-Louisiana, Inc.
                    Two Galleria Tower, Suite 2200
                    13455 Noel Road, LB 48
                    Dallas, TX  755240
                    Attention: General Counsel
                    Fax:  972-386-7411

     If to Builder: Leevac Shipyards, Inc.
                    P.O. Box 1190
                    Highway 90 East
                    Jennings, LA  70546
                    Attention: Fred Stokes
                    Fax:  318-824-2970

     The parties expressly agree that any notice or other communication that the Builder is required to give Owner under the terms and conditions of the Contract shall also be given to Owner's lender or lenders if any, in the same manner given to Owner at such address, telex or facsimile number as Owner may specify by written notice to Builder.


                              ARTICLE 20 - TITLE

20.1 Title in and to the Vessel to be constructed pursuant to the Contract shall be vested in Owner. The Work shall be deemed delivered to, and title of the Work shall be vested in Owner as and when performed; and in addition to the foregoing, title to the completed Vessel shall be vested in Owner upon completion thereof; the Materials shall be deemed delivered to Owner, and title to the Materials shall vest in Owner as and when delivered to the Shipyard and the Components shall be deemed to have been delivered to Owner and title to all Components shall vest in Owner upon commencement of fabrication of the Components. It is understood and agreed and it is the intent of Builder and Owner that Owner shall have the rights and benefits afforded a "Purchaser" and that Builder shall have the obligations imposed on a "Builder" by the Louisiana Ship Mortgage Law, La. R.S. 9:5521. The Builder shall have the obligation to cause the Vessel, the Materials and the Components referred to above, to be marked as follows:

     20.1.1 Builder shall affix a plaque showing the name of the Builder and Owner, i.e., Leevac Shipyards, Inc. - Builder; Hollywood Casino Shreveport - Owner; the Hull Number of such Vessel and the parishes in which such Vessel is to be constructed to the keel of the Vessel, if such Vessel has a keel, or to the bottom plates, if such Vessel does not have a keel, when laid, so as to be clearly visible at all times during the performance of the Work and until the decking is laid. At such time as the decking is laid, the aforementioned plaque shall be removed and permanently affixed to the weather deck of such Vessel so as to be clearly visible at all times during continuation of the Work and after completion.

     20.1.2 Builder shall mark or stamp on all Materials for the Vessel the name of the Owner and the Hull Number of the Vessel, upon delivery of such Materials to the Shipyard, or alternatively, maintain records which will identify with certainty all such Materials for the Vessel with the name of the Owner and the Hull Number of the Vessel for which the Materials will be used.

     20.1.3 Builder shall mark or stamp on all Components for the Vessel, the name of the Owner and the Hull Number of the Vessel for which the Components will be used upon commencement of the fabrication thereof, or alternatively, maintain records which will identify with certainty all such Components for the Vessel with the name of the purchaser and the Hull Number of the Vessel for which the Components will be used.

20.2 If any Materials or Components purchased by the Builder for the Vessel are not utilized for the Vessel, such Materials and Components shall become the property of the Builder following Delivery and Acceptance of the Vessel. Any Materials Components furnished by the Owner which are not utilized for the Vessel shall remain the property of the Owner.


                         ARTICLE 21 - INDEMNIFICATION

21.1 To the fullest extent permitted by law and subject to the limitation of Paragraph 8, Builder hereby agrees to and shall indemnify and hold harmless the Owner and Owner's representatives, and each of their respective directors, officers, partners, members, agents and employees (collectively, "Owner's Indemnitees") from and against any and all claims, liabilities, losses, damages, costs or expenses, including but not limited to reasonable attorney's fees and court costs in whole or in part, caused by, resulting from, arising out of, or occurring in connection, with the negligent acts, errors or omissions, gross negligence or willful and wanton acts of or breach of contract by the Builder, any Subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be legally responsible, which acts, errors, omissions, negligence or breach of contract has occurred prior to delivery of the Vessel. The above indemnity includes but is not limited to any such injury resulting from the use of scaffolding, hoists, cranes, and all such other equipment used in connection with the Work or from the Builder's failure to properly provide and maintain the protective measures required by the Contract arising prior to delivery and acceptance of the Vessel or while warranty work is in progress provided, however, this right to indemnification shall not apply to the extent that any such claims, liabilities, losses, damages or expenses result from the Owner's or the Owner's Indemnitees' negligence. The Builder agrees to pay on behalf of the Owner and Owner's Indemnitees upon their demand the amount of any final judgment, including all appeals, that may be entered against them in any action brought against the Owner and Owner's Indemnitees upon or by reason of claims arising out of any such acts or omissions of Builder as well as all costs of defense including attorney's fees and costs incurred by Owner and Owner's Indemnitees in connection with such claims

21.2 To the fullest extent permitted by law, Owner hereby agrees to and shall indemnify and hold harmless the Builder and Builder's representatives, and each of their respective directors, officers, partners, members, agents and employees (collectively, "Builder Indemnitees") from and against any and all claims, liabilities, losses, damages, costs or expenses, including but not limited to reasonable attorney's fees and court costs in whole or in part, caused by, resulting from, arising out of, or occurring in connection with the negligent acts, errors or omissions, gross negligence or willful and wanton acts of or breach of contract by the Owner, Owner's subcontractors, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be legally responsible, which acts, errors, omissions. negligence or breach of contract has occurred prior to delivery of the Vessel. This right to indemnification shall not apply to the extent that any such claims, liabilities, losses, damages or expenses result from the Builder's or the Builder's Indemnitees' negligence. The Owner agrees to pay on behalf of the Builder and Builder's lndemnitees upon their demand, the amount of any final judgment, including all appeals, that may be entered against them in any action brought against the Builder or Builder's Indemnitees upon or by reason of claims arising out of any such acts or omissions of Owner as well as all costs of defense including attorney's fees and costs incurred by Builder and Builder's Indemnitees in connection with such claims.


                        ARTICLE 22 - DISPUTE RESOLUTION

22.1 In the event a dispute between the parties arises under the terms of the Contract, either party may send to the other a letter of dispute setting forth in particular the subject matter of the dispute. The parties shall meet at a mutually convenient location not later than thirty (30) days after the date of the receipt of the letter of dispute for the purposes of negotiating a settlement of the disputed matter or to select an alternate dispute resolution procedure.

22.2 In the event that either party determines after compliance with Paragraph
     22.1 that the disputed matter cannot be resolved by the parties, the disputed matter shall be submitted to binding arbitration. In any event, Builder shall continue to pursue all Work required with due diligence as time is of the essence, and shall not slow down or delay the Work or either of the Delivery Dates due to any disputes or claims.

22.3 To invoke arbitration under this article, either party shall notify the other, and the arbitrators, in writing, setting forth:

     (a)  The issue to be arbitrated; and

     (b)  That arbitration is demanded.

22.4 With regard to elements of the Work to be performed by the Builder to which Owner makes objection, refuses to pay or rejects; or disputes relating to the stage of completion of the Work, Change Orders or Force Majeure, or a dispute relating to insurance proceeds not exceeding One Hundred Thousand ($100,000.00) Dollars, Builder and Owner agree to be bound by the decision of the Principal Surveyor of the A B S Technical Services, Inc. in Houston, Texas or his designee. All costs and fees of the arbitrator shall be borne equally by Owner and Builder.

22.5 In all matters other than those described in Paragraph 22.4, if arbitration is invoked, the disputed matter shall be submitted to binding arbitration before a panel of three (3) arbitrators, one of whom is appointed by the Owner, one of whom is appointed by the Builder, and the third of whom shall be selected by the other two arbitrators and will act as chairman. All shall be Members of the Society of Maritime Arbitrators, of The New Orleans Board of Trade, Ltd. (the "Society"). The majority of the panel of three
     (3) arbitrators may make a binding decision. Each party shall be responsible for the costs of its appointee and the parties shall be jointly responsible for the costs of the third appointee.

22.6 The parties may follow such rules and procedures as are agreed to between the parties. If the parties cannot agree to such rules and procedures within five (5) days of an election to submit the dispute to arbitration, then the Maritime Arbitration Rules of the Society shall apply.

22.7 Any arbitration under this Article 22 shall take place in New Orleans, Louisiana or another location mutually agreeable to the parties.


                             ARTICLE 23 - GENERAL

23.1 This agreement may be executed in several counterparts, all of which may be taken to be one and the same agreement.

23.2 Builder acknowledges that Owner's lease with the City of Shreveport contains the following:

          "Construction Phase - Prior to the contracting process, Tenant will
           ------------------
          meet with a representative sampling of minority and female construction related companies in a geographic area no smaller than an area encompassing Dallas, Texas, New Orleans, Louisiana and Atlanta, Georgia (the "Subject Area") to ensure that such companies: (1) are
                        ------------
          fully aware of the available contract opportunities for construction projects and (2) have a Tenant contact person available to answer questions throughout the contracting and construction phase of such projects. After surveying a representative sampling of minority and female construction related companies in the Subject Area, Tenant will establish a goal for the total construction budget to be contracted with such companies. Any general contractor wanting to do business with Tenant for construction projects must accept this provision in order to contract with Tenant. The general contractor will be held accountable for ensuring compliance with M/WBE goals and will be required to report on such goal compliance at least quarterly (such reports will be made available to the Office of the Mayor)."

     Builder agrees to act in good faith to assist Owner in complying with its obligations to the City of Shreveport.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their proper authorized representatives, thereunto duly authorized.


WITNESSES:                          LEEVAC SHIPYARDS, INC.

                                     /s/ W. F. Stokes
-------------------------           ------------------------------
                                    Name:  W. F. Stokes
-------------------------           Title: President
                                    Date:  July 16, 1999
                                         -------------------------

                                    HOLLYWOOD CASINO SHREVEPORT,
                                    A LOUISIANA PARTNERSHIP

                                    By:  HWCC-Louisiana, Inc.,
                                         its general partner

                                    By:  /s/ Charles F. LaFrano III
                                         -------------------------
WITNESSES:                               Name:  Charles F. LaFrano III
                                         Title: Vice President
-------------------------                Date:  July 16, 1999
                                              --------------------
-------------------------

List of Exhibits
----------------

Exhibit "A" -  Form of Certificate of Completion and Delivery

Exhibit "B" -  Form of Schedule of Values

Exhibit "C" -  Form of Change Order


List of Schedules
-----------------

Schedule 2.1 - Specifications and Contract Drawings

Schedule 13.1 - Builder's Bid

                                   Exhibit A

                    CERTIFICATE OF COMPLETION AND DELIVERY

Date:                                     Time:
     ------------------------------            -------------------------

                    Place:
                          ------------------------------

Pursuant to the Vessel Construction Agreement for the construction of one _____________ Casino Vessel, Leevac Shipyards, Inc. hereby tenders to Hollywood Casino Shreveport.



Leevac Shipyards, Inc. warrants (i) that the Vessel has been completed;
(ii) that all trials and tests have been satisfactorily completed; (iii) that the Vessel complies with the Specifications and Contract Drawings and the Agreement, and is free from defects in materials and workmanship; and (iv) that there are no liens or claims upon said Vessel for materials, equipment or labor for said Vessel, except those created or incurred by the Owner, its subcontractors, vendors or employees.

LEEVAC SHIPYARDS, INC.


------------------------------
By:
   ---------------------------

Title:
      ------------------------


HOLLYWOOD CASINO SHREVEPORT

------------------------------
By:
   ---------------------------

Title:
      ------------------------

                                   Exhibit B


AIA Form G702 Application for Payment

AIA Form G703 Application for Payment Continuation Sheet (Schedule of Values)

                                   Exhibit C

                                 CHANGE ORDER

 Vessel:                                       Change Order #_____
 Hull #                             From:
To:



Title:

Description:



Delivery Impact:  Added Days:

Pricing Adjustment

Grand Total (Deduct/Add)

Accepted:                                Accepted:


------------------------------        ------------------------------

Date:                                 Date:
     -------------------------             -------------------------